UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SYNDICATED RESORTS ASSOCIATION, INC.

(Exact name of Registrant as specified in its charter)

Nevada	021-301493	47-5018835
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

5530 South Valley View Blvd, Suite 105

Las Vegas, Nevada 89118

(Address of principal executive offices)

(702) 389-7554

(Registrant’s Telephone Number)

with copies to

Lee W. Cassidy, Esq.

Jarvis Lagman, Esq.

Cassidy & Associates

9454 Wilshire Boulevard, Suite 612

Beverly Hills, California 90212

Tel: (949) 673-4510, Fax: (949) 673-4525

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-222314

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class

to be so registered

Common Shares, par value $0.0001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

Syndicated Resorts Association, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder in the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1/A (File No. 333-222314), as amended and filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 28, 2017 (the “Registration Statement”).

Item 2. Exhibits

The following exhibits are incorporated herein by reference:

Exhibit	Description	Reference

3.1	Certificate of Incorporation and Certificates of Amendment to the Certificate of Incorporation	Incorporated herein by reference to Exhibit 3.1 to our Form S-1 filed on December 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDICATED RESORTS ASSOCIATION, INC.

Date: March 8, 2019	By:	/s/ William Barber
William Barber
Chief Executive Officer